UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

(e)

2010 Executive Bonus Plan

On March 18, 2010, the Compensation Committee of our Board of Directors approved our 2010 Executive Bonus Plan, or 2010 Bonus Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Under the 2010 Bonus Plan, our executives are provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate goals. Under the 2010 Bonus Plan, each individual is assigned a target and range of bonus opportunity, calculated as a percentage of that individual’s 2010 base salary, based on the person’s role and title in the company.

Under the 2010 Bonus Plan, the range of bonus opportunity as a percentage of 2010 base salary for each of our named executive officers is as follows:

Name	Title	Threshold	Target	Maximum
Kent Snyder	Chief Executive Officer and Chairman of the Board	30%	60%	90%
John Poyhonen	President and Chief Operating Officer	22.5%	45%	67.5%
Sharon Wicker	Senior Vice President and Chief Commercial Development Officer	20%	40%	60%
David B. Berger	Vice President, General Counsel & Corporate Secretary	20%	40%	60%
Antony Rogers	Vice President and Chief Financial Officer	20%	40%	60%

Under the terms of our 2010 Bonus Plan, the payout for all of our officers is calculated entirely based on our achievement of corporate goals during 2010 and a minimum weighted average goal achievement of greater than or equal to 50% is required for an executive to earn any performance-based cash bonus.  The threshold bonus is earned if a weighted average goal achievement of 50% is obtained.  The target bonus is earned if the weighted average goal achievement of 75% is obtained.  The maximum bonus is earned if a weighted average goal achievement of 100% is obtained.  The specific bonus amount is based on a linear continuum from threshold to maximum. However, it is also important to note that the Compensation Committee retains broad discretion to modify the 2010 Bonus Plan at any time, including the methodology for calculating the specific bonus amounts.  The Compensation Committee may also, in its sole discretion, determine to either increase the payout under the 2010 Bonus Plan for extraordinary achievement or to reduce payout if economic and business conditions warrant.

Under the 2010 Bonus Plan, the Compensation Committee retains the discretion to pay bonus awards in full or in part in the form of cash or as Stock Awards under our 2004 Equity Incentive Plan, as amended from time to time, or any similar equity incentive plan that we subsequently adopt. In the event that the Compensation Committee elects to pay a bonus under the 2010 Bonus Plan in the form of a stock award, the Compensation Committee will have discretion to determine the specific form and number of such awards that would be equivalent to the dollar value of bonus payable under the terms of the 2010 Bonus Plan.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits

99.1         Senomyx, Inc. 2010 Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ DAVID B. BERGER
David Berger Vice President, General Counsel and Corporate Secretary

Date: March 19, 2010

INDEX TO EXHIBITS

99.1	Senomyx, Inc. 2010 Executive Bonus Plan.